                                                                  EXHIBIT. 23.05

                   CONSENT OF H. J. GRUY AND ASSOCIATES, INC.


    We hereby consent to use of the name H. J. Gruy and Associates, Inc. and of references to H. J. Gruy and Associates, Inc. and to the inclusion of and references to our reports, or information contained therein, dated February 4, 1998 (two reports), January 29, 1999, February 10, 1999, February 11, 1999, January 31, 2000, and February 24, 2000, prepared for Questar Exploration and Production Company in the Registration Statement of Questar Market
Resources, Inc. on Form S-3 for the filing dated January 29, 2001


                                                      H. J. GRUY AND ASSOCIATES, INC.
                                                      Texas Registration Number F-000637

                                                      /s/ ROBERT J. NAAS, P. E.
                                                      ------------------------------------------------
                                                      Executive Vice President


Dallas, Texas
January 26, 2001